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                      Frontier Corporation
                    180 South Clinton Avenue
                   Rochester, New York  14646


April 22, 1997


RE:  Frontier Corporation
     Additional Soliciting Materials
     File No. 1-4166


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

On behalf of Frontier Corporation (the "Company") and in connection with the Annual Meeting of Common Shareowners of the Company to be held on May 2, 1997, enclosed for filing pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended, is a copy of additional soliciting material which is first being sent to the Company's shareowners on April 22, 1997, which is the date hereof.

By copy of this letter, copies of the enclosed materials are also being filed with the New York Stock Exchange, which is the only national securities exchange upon which any class of securities of the Company is listed and registered.

Very truly yours,



Samantha H. Coyne
Paralegal